SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

           PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934

                Date of Report(Date of earliest event reported):
                       September 24, 1998 (August 3, 1998)

                            Sovran Self Storage, Inc.
             (Exact name of Registrant as specified in its charter)

                               Maryland 16-1194043
                (State or other jurisdiction of (I.R.S. Employer
               incorporation or organization) Identification No.)

                                5166 Main Street
                             Williamsville, NY 14221
               (Address of principal executive offices) (Zip code)

                                 (716) 633-1850
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

         Sovran Self Storage, Inc. (the "Company") consummated during the period August 3, 1998 through September 24, 1998, the acquisition of 4 self-storage facilities (the "Acquired Facilities") through Sovran Acquisition Limited Partnership, (the Operating Partnership"), a limited partnership controlled by the Company. The 4 facilities totaling approximately 214,000 square feet are located in 2 states and were purchased for approximately $9 million.

         All of the facilities were acquired from unaffiliated third parties. The acquisitions were funded by cash generated from operations and borrowings under the Company's term note. Each of the facilities acquired was used by the seller as a self-storage facility prior to its acquisition by the Company, and the Company intends to continue the use of all facilities for that purpose. The Company's management determined the contract price through arms-length negotiations, after taking into consideration such factors as: the age and condition of the facility; the projected amounts of maintenance costs; anticipated capital improvements; the facility's current revenues; comparable facilities competing in the applicable market; market rental rates for comparable facilities; the occupancy rate of the facility; and the estimated amount of taxes, utility costs, personnel costs and other anticipated expenses.

         The following provides certain additional information concerning the 4 Acquired Facilities.

                                                   Date of              Square
Location                   Seller               Acquisition    Price     Feet
-------------------------------------------------------------------------------

Hollywood, FL ..  Hollywood Old Dixie Self Storage  8/3/98   $4,175,000   58,858
Jacksonville, NC  Steve P. Mazure                   8/6/98    1,630,000   50,950
Jacksonville, NC  D&A Enterprises of Durham, LLC    8/17/98   2,296,000   62,900
Jacksonville, NC  Henry Shapiro                     9/24/98     950,000   41,400
                                                             ----------   ------
                                                             $9,051,000  214,108


Item 5.  Other Events

         The following unaudited information for the six months ended June 30, 1998, relates to four facilities acquired since June 30, 1998, for which the acquisition was reported in the 8-K filed July 6, 1998. The Historical Summaries of Combined Gross Revenue and Direct Operating Expenses is included below to update the financial information for the following four properties through June 30, 1998:

                                    Date of               Square
Location        Seller            Acquisition   Price      Feet
-----------------------------------------------------------------

Hollywood, FL   Waldner Enterprises  7/2/98  $ 6,000,000  129,041
Pompano, FL ..  Waldner Enterprises  7/2/98    4,700,000   73,522
Pompano, FL ..  Waldner Enterprises  7/2/98    4,500,000   63,727
Boca Raton, FL  Waldner Enterprises  7/2/98    7,500,000   66,740
                                             -----------  -------
                                             $22,700,000  333,030



                         Previously Acquired Facilities

                     Historical Summaries of Combined Gross
                      Revenue and Direct Operating Expenses

                                 (in thousands)



                                               Six months ended
                                                 June 30, 1998
                                                 4 Previously
                                                   Acquired
                                                  Facilities
                                                  (unaudited)

Revenues:
   Rental income ................................  $1,668
   Other income .................................       8
                                                   ------
     Total revenue ..............................   1,676

Direct Operating Expenses:
   Property operations and maintenance ..........     356
   Real estate taxes ............................      95
     Total direct operating expenses ............     451

   Revenue in excess of direct operating expenses  $1,225
                                                   ======


See accompanying notes.






                         Previously Acquired Facilities

                 Notes to Historical Summaries of Combined Gross
                      Revenue and Direct Operating Expenses

                                 (in thousands)


1.       Basis of Presentation

The Historical Summaries have been prepared to comply with the rules and regulations of the Securities and Exchange Commission for real estate operations to be acquired. The Historical Summaries are not representative of the actual operations for the periods presented, as certain expenses which may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the 4 facilities have been excluded. Expenses excluded consist of management fees, interest, depreciation and amortization, and other indirect costs not directly related to the future operations of the 4 facilities. Rental income is recognized when due from occupants. Expenses are recognized on the accrual basis.


2.       Unaudited Interim Periods

The unaudited interim Historical Summaries for the six months ended June 30, 1998, have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments of a normal recurring nature considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 1998, are not necessarily indicative of future operating results.


3.       Use of Estimates

The preparation of the Historical Summaries in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Item 7.  Financial Statements and Exhibits

                                                                           Page

(a)      Financial Statements Applicable to Real Estate Properties Acquired

         * ..Acquired Facilities Historical Summaries of Combined Gross
              Revenueand Direct Operating Expenses for the six months
              ended June 30, 1998 and the year ended December 31, 1997 .... ..6
         * ..Acquired Facilities Notes to Historical Summaries of Combined
              Gross Revenue and Direct Operating Expenses ....................7


(b)      Pro Forma Financial Information

         *   Sovran Self Storage, Inc., Pro Forma Combined Financial
              Information                                                     8
         *   Sovran Self Storage, Inc., Pro Forma Combined Balance Sheet
              as of June 30, 1998                                             9
         *   Sovran Self Storage, Inc., Pro Forma Combined Statement
              of Operations For the six months ended June 30, 1998           10
         *   Sovran Self Storage, Inc., Pro Forma Combined Statement
              of Operations For the Year ended December 31, 1997             11
         *   Sovran Self Storage, Inc., Notes to Pro Forma Combined
              Financial Statements                                           12


(c)      Exhibits

         Exhibit No.       Description

         None




                               Acquired Facilities

                     Historical Summaries of Combined Gross
                      Revenue and Direct Operating Expenses

                                 (in thousands)




                                            Six Months
                                              Ended        Year Ended
                                          June 30, 1998  December 31, 1997
                                           4 Facilities   4 Facilities
                                            (unaudited)   (unaudited)
                                            -----------   -----------

Revenues:
   Rental income ................................  $629     $1,243
   Other income .................................    40         71
                                                   ----     ------
     Total revenue ..............................   669      1,314

Direct Operating Expenses:
   Property operations and maintenance ..........   165        328
   Real estate taxes ............................    36         69
                                                   ----     ------
     Total direct operating expenses ............   201        397
                                                   ----     ------

   Revenue in excess of direct operating expenses  $468     $  917
                                                   ====     ======


See accompanying notes.


                               Acquired Facilities

                 Notes to Historical Summaries of Combined Gross
                      Revenue and Direct Operating Expenses

                                 (in thousands)


1.       Basis of Presentation

The historical summaries of combined gross revenue and direct operating expenses (the "Historical Summaries") relate to the operations of the 4 facilities acquired since August 3, 1998. These 4 facilities, have been acquired from unaffiliated third parties by Sovran Acquisition Limited Partnership (the "Operating Partnership") for an aggregate purchase price of $9 million. The general partner of the Operating Partnership is Sovran Self Storage, Inc. (the "Company").

The information presented for the year ended December 31, 1997, represents the 12 month period ended December 31, 1997, or a representative fiscal period. In those instances where a fiscal period is used, the difference in gross revenue and direct operating expenses are not considered to be material.

The Historical Summaries have been prepared to comply with the rules and regulations of the Securities and Exchange Commission for real estate operations to be acquired. The Historical Summaries are not representative of the actual operations for the periods presented, as certain expenses which may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the 4 facilities have been excluded. Expenses excluded consist of management fees, interest, depreciation and amortization, and other indirect costs not directly related to the future operations of the 4 facilities. Rental income is recognized when due from occupants. Expenses are recognized on the accrual basis.

4 Facilities - Unaudited

                 Date of                             Date of
Location       Acquisition        Location         Acquisition
--------       -----------        --------         -----------
Hollywood, FL ..  8/3/98          Jacksonville, NC  8/6/98
Jacksonville, NC  8/17/98         Jacksonville, NC  9/24/98


2.       Unaudited Interim Periods

The unaudited interim Historical Summaries for the six months ended June 30, 1998, have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments of a normal recurring nature considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 1998, are not necessarily indicative of future operating results.


3.       Use of Estimates

The preparation of the Historical Summaries in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.







                            Sovran Self Storage, Inc.
                    Pro Forma Combined Financial Information


The following unaudited Pro Forma Combined Balance Sheet as of June 30, 1998 and unaudited Pro Forma Combined Statement of Operations for the six months ended June 30, 1998 and the year ended December 31, 1997, have been prepared to reflect the Company's acquisition of self storage facilities and the adjustments described in the accompanying notes. The pro forma combined financial information is based on the historical financial statements of Sovran Self Storage, Inc. included in (i.) the Company's 10-Q for the six months ended June 30, 1998, (ii) the Company's 10-K for the year ended December 31, 1997, (iii) the historical summaries of combined gross revenue and direct operating expenses included in this 8-K, the Company's 8-K Reports dated July 6, 1998, June 10, 1998 and 8-K/A Report dated April 17, 1998, and (iv) the other financial information in the Company's 1997 Annual Report to Shareholders, and should be read in conjunction with those financial statements and notes thereto. The Pro Forma Combined Balance Sheet was prepared as if the 8 facilities that were purchased after June 30, 1998, were acquired at that date. The Pro Forma Combined Statements of Operations were prepared as if the 44 self storage facilities acquired in 1997 and the 44 facilities acquired in 1998 were purchased at the beginning of 1997. The combined pro forma financial information is not necessarily indicative of the financial position or results of operations which actually would have occurred if such transactions had been consummated on the dates described, nor does it purport to represent the Company's future financial position or results of operations.



                            Sovran Self Storage, Inc.
                        Pro Forma Combined Balance Sheet
                                  June 30, 1998
                                 (in thousands)
                                   (unaudited)


                                                  Pro Forma Adjustments
                                                  ---------------------
                                       Sovran     Previously              Sovran
                                    Self Storage   Reported   Acquired     Self
                                        Inc.           4          4      Storage
                                     Historical   Facilities Facilities    Inc.
                                      (Note 1)     (Note 2)   (Note 3) Pro Forma
                                   ---------------------------------------------

Assets
 Investment in storage facilities, net   $ 436,218   $22,700  $9,051  $ 467,969
 Cash and cash equivalents ............      2,695       -       -        2,695
 Accounts receivable ..................      1,335       -        13      1,348
 Prepaid expenses and other assets ....      3,030       -       -        3,030
                                             -----                        -----

 Total assets .........................  $ 443,278   $22,700  $9,064  $ 475,042
                                         =========   =======  ======  =========


Liabilities
 Line of credit .......................  $ 148,000   $11,300  $8,968  $ 168,268
 Accounts payable and accrued
  liabilities                                4,832       -        37      4,869
 Deferred revenue .....................      2,934       -        59      2,993
 Accrued dividends ....................      6,641       -       -        6,641
 Mortgage payable .....................      3,059       -       -        3,059
                                             -----                        -----

 Total liabilities ....................    165,466    11,300   9,064    185,830

Minority interest .....................     13,060    11,400     -       24,460

Shareholders' Equity
 Common stock, $.01 par value .........        123       -       -          123
 Additional paid-in capital ...........    273,369       -       -      273,369
 Unearned restricted stock ............        (25)      -       -          (25)
 Dividends in excess of net income ....     (7,761)      -       -       (7,761)
 Treasury stock .......................       (954)      -       -         (954)
                                                                      ---------
 Total shareholders' equity ...........    264,752       -       -      264,752
                                           -------                      -------

 Total liabilities and
  shareholders' equity                   $ 443,278   $22,700  $9,064  $ 475,042
                                         =========   =======  ======  =========



See notes to pro forma combined financial information


                            Sovran Self Storage, Inc.
                   Pro Forma Combined Statement of Operations
                     For the Six Months ended June 30, 1998
                (in thousands, except per share data) (unaudited)


                                                    36 Acquisitions     4 Acquisitions       4
                                                        Prior to        Subsequent to     Acquired                      Sovran
                                           Sovran     June 30, 1998     June 30, 1998    Facilities                      Self
                                        Self Storage  Preacquisition     Reported in      included      Pro Forma       Storage,
                                        Historical      Pro forma        Previous 8-K    in this 8-K   Adjustments        Inc.
                                         (Note 1)       (Note 4)          (Note 4)       (Note 4)       (Note 6)       Pro Forma
                                        -----------------------------------------------------------------------------------------


Revenues:
 Rental income .....................   $     30,347    $    3,664       $      1,668   $      639        $   -         $     36,308
 Interest and other income .........            470            65                  8           40            -                  583
                                                ---            --                  -           --                               ---
 Total revenue .....................         30,817         3,729              1,676          669            -               36,891

Expenses:
 Property operations and maintenance          5,983           853                356          165            -                7,357
 Real estate taxes .................          2,498           302                 95           36            -                2,931
 General and administrative ........          1,947            48                -            -               10(a)           2,005
 Interest ..........................          3,368         1,868                -            -              699(b)           5,935
 Depreciation and amortization .....          4,547           392                -            -              367(c)           5,306
                                              -----           ---                                            ---              -----
 Total expenses ....................         18,343         3,463                451          201          1,076             23,534
                                             ------         -----                ---          ---          -----             ------

 Income before minority interest and
  extraordinary item ...............         12,474           266              1,225          468         (1,076)            13,357
Minority interest ..................           (424)          (17)               -            -             (412)(d)           (853)
                                               ----           ---                                           ----               ----

Income before extraordinary item ...         12,050           249              1,225          468         (1,488)            12,504
Extraordinary item -
 loss on extinguishment of debt ....           (350)          -                  -            -              -                 (350)
                                               ----                                                                            ----

Net income .........................   $     11,700    $      249       $      1,225   $      468   $     (1,488)      $     12,154
                                       ============    ==========       ============   ==========   ============       ============



Earnings per share before
 extraordinary item - basic ........   $       0.98                                                                  $      1.02(e)
Extraordinary item .................          (0.03)                                                                       (0.03)
                                              -----                                                                        -----

Earnings per share - basic .........   $       0.95                                                                  $      0.99
                                       ============                                                                  ===========

Earnings per share - diluted .......   $       0.95                                                                  $      0.99
                                       ============                                                                  ===========

Dividends declared per share .......   $       1.08                                                                  $      1.08
                                       ============                                                                  ===========
   ============
Common shares used in basic
     per share calculation .........     12,309,866                                                                   12,298,213

See notes to pro forma combined financial information


                            Sovran Self Storage, Inc.
                   Pro Forma Combined Statement of Operations
                      For the Year ended December 31, 1997
                (in thousands, except per share data) (unaudited)




                                                       1997                                Sovran
                                      Sovran       Acquisitions    1998                     Self
                                   Self Storage   Preacquisition 44 Acquired   Pro Forma   Storage,
                                    Historical      Pro forma    Facilities   Adjustments    Inc.
                                     (Note 1)        (Note 5)     Pro forma     (Note 5)  Pro Forma
                                  -----------------------------------------------------------------


Revenues:
 Rental income .....................  $   48,584   $    4,680   $   18,001      $        $   71,265
 Interest and other income .........         770           51          334         -          1,155
                                             ---           --          ---                    -----
 Total revenue .....................      49,354        4,731       18,335         -         72,420

Expenses:
 Property operations and maintenance       9,708        1,020        4,001         -         14,729
 Real estate taxes .................       3,955          397        1,445         -          5,797
 General and administrative ........       2,757           43          -           188(a)     2,988
 Interest ..........................       2,166        1,001          -         8,291(b)    11,458
 Depreciation and amortization .....       7,005          737          -         2,892(c)    10,634
                                           -----          ---                    -----       ------

 Total expenses ....................      25,591        3,198        5,446      11,371       45,606
                                          ------        -----        -----      ------       ------
 Income before minority interest ....     23,763        1,533       12,889     (11,371)      26,814

 Minority interest .................        (644)        (241)         -          (871)(d)   (1,756)
                                            ----         ----                     ----       ------

Net income .........................  $   23,119   $    1,292   $   12,889  $  (12,242)     $25,058
                                      ==========   ==========   ==========  ==========      =======




Earnings per share  -  basic          $     1.97                                            $  2.04(e)
                                      ==========                                            =======
Earnings per share  -  diluted        $     1.96                                            $  2.03
                                      ==========                                            =======

Dividends declared per share          $     2.12                                            $  2.12
                                      ==========                                            =======

Common shares used in basic
     per share calculation            11,759,000                                            12,298,213


See notes to pro forma combined financial information


                            Sovran Self Storage, Inc.
                Notes to Pro Forma Combined Financial Statements
                      (in thousands, except per share data)
                                   (unaudited)


1.       Sovran Self Storage Historical

The consolidated balance sheet and statement of operations as of and for the six months ended June 30, 1998 and the year ended December 31, 1997, include the accounts of Sovran Self Storage, Inc. (the "Company"), Sovran Acquisition Limited Partnership (the "Operating Partnership"), and Sovran Holdings, Inc., a wholly-owned subsidiary of the Company.


2.       Balance Sheet - Pro Forma Adjustments -Previously Reported 4 Facilities

These adjustments reflect the 4 acquisitions that occurred subsequent to June 30, 1998, that were reported in the Company's 8-K Report filed July 6, 1998, and were not included in the Sovran Self Storage Historical June 30, 1998 balance sheet. The cash portion of the purchase price is considered to be an increase in the amounts outstanding under the Company's line of credit. The partnership units issued in connection with certain of these facilities are recorded as minority interest.


3.       Balance Sheet - Pro Forma Adjustments -4 facilities

This adjustment reflects the acquisition of the 4 facilities detailed in Item 2 of this 8-K that have been purchased subsequent to June 30, 1998. The cash portion of the purchase price is considered to be an increase in the amounts outstanding under the Company's line of credit.


4.       Statement of Operations June 30, 1998

36 Acquisitions Prior to June 30, 1998
The statements of operations for the 36 acquisitions prior to June 30, 1998 reflect the results of operations for these facilities for the period not owned by the Company during the six months ended June 30, 1998.

4 Acquisitions Subsequent to June 30, 1998 Reported in Previous 8-K
The statements of operations for the 4 acquisitions subsequent to June 30, 1998 reflect the results of operations for these facilities for the period June 30, 1998 which are detailed in Item 5 of this 8-K.

4 Acquired Facilities
The statements of operations for the 4 Acquired Facilities reflect the results of operations for these facilities for the six months ended June 30, 1998, which are reported in the Historical Summaries of Combined Gross Revenue and Direct Operating Expenses included elsewhere herein.

                            Sovran Self Storage, Inc.
                Notes to Pro Forma Combined Financial Statements
                      (in thousands, except per share data)
                                   (unaudited)


5.       Statement of Operations December 31, 1997

1997 Acquisitions Preacquisition Pro forma
The statements of operations for the 44 acquisitions prior to December 31, 1997 reflect the results of operations for these facilities for the period not owned by the Company during the year ended December 31, 1997.

1998 44 Acquired Facilities
The statements of operations for the 44 Acquired Facilities reflect the results of operations for these facilities for the six months ended June 30, 1998, which are reported in the Historical Summaries of Combined Gross Revenue and Direct Operating Expenses included elsewhere herein (4 facilities) and in the Company's 8-Ks filed July 6, 1998, June 10, 1998 and 8-K/A filed April 17, 1998.


6.       Pro Forma Adjustments - Statement of Operations

(a) To reflect an estimated increase in general and administrative expenses based on results subsequent to acquisition.

(b) To reflect interest expense on the line of credit and term note utilized to fund the purchase of the acquired or acquisition facilities.

(c) To record additional depreciation expense related to the facilities based on a 39 year life.

(d) To adjust minority interest based on adjustments to net income of the Company and additional average of operating partnership units outstanding.

(e) Pro forma earnings per share calculated as if the shares outstanding at June 30, 1998 had been outstanding for the entire period presented.






















                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                            Sovran Self Storage, Inc.

September 25, 1998                   By: /S/
                                        --------------------------------------
Date                                     David L. Rogers,
                                         Secretary and Chief Financial Officer